BY-LAWS
                                       OF
                               MACKENZIE SOLUTIONS

                                TABLE OF CONTENTS


Name     .........                                                   Page

ARTICLE I.............................................................4

OFFICES...............................................................4

         Section 1.  Declaration of Trust.............................4
         Section 2.  Principal Office.................................4
         Section 3.  Other Offices....................................4

ARTICLE I.............................................................4
DEFINITIONS...........................................................4
ARTICLE III...........................................................4
SHAREHOLDERS..........................................................4

         Section 1.  Meetings.........................................4
         Section 3.  Record Date for Meetings and Other Purposes......5
         Section 4.  Proxies..........................................5
         Section 5.  Inspection of Records............................5
         Section 6.  Action Without Meeting...........................5

ARTICLE IV............................................................6
TRUSTEES 6

         Section 1.  Meetings of the Trustees.........................6
         Section 2.  Form of Meetings; Written Consent................6
         Section 3.  Quorum and Manner of Acting......................6

ARTICLE V.............................................................6
COMMITTEES............................................................6

         Section 1.  Executive and Other Committees...................6
         Section 2.  Meetings, Quorum and Manner of Acting............7

ARTICLE VI............................................................7
OFFICERS 7

         Section 1.  General Provisions; Execution of Documents.......7
         Section 2.  Term of Office and Qualifications................7
         Section 3.  Resignation and Removal..........................8
         Section 4.  Powers and Duties of the President...............8
         Section 5.  Powers and Duties of Vice Presidents.............8
         Section 6.  Powers and Duties of the Treasurer...............8
         Section 7.  Powers and Duties of the Secretary...............8
         Section 8.  Powers and Duties of Assistant Treasurers........9
         Section 9.  Powers and Duties of Assistant Secretaries.......9
         Section 10.  Compensation of Officers and Trustees and
                      Members of the Advisory Board...................9

ARTICLE VII...........................................................9
FISCAL YEAR...........................................................9
ARTICLE VIII..........................................................9
SEAL..................................................................9
ARTICLE IX............................................................9
WAIVERS OF NOTICE.....................................................9
ARTICLE X............................................................10
AMENDMENTS...........................................................10

                                    ARTICLE I

                          DECLARATION OF TRUST; OFFICES

     Section 1. Declaration of Trust. These By-laws shall be subject to the Declaration of Trust dated November 18, 1998, as amended from time to time (the "Declaration of Trust"), of Mackenzie Solutions, the Massachusetts business trust established by the Declaration of Trust.

     Section 2. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

     Section 3. Other Offices. The Trust may have offices in such other places outside as well as within the Commonwealth as the Trustees from time to time may determine.

                                   ARTICLE II

                                   DEFINITIONS

         The terms "Commission", "Custodian", "Distributor", "Investment Adviser", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", and "Trustees", shall have the respective meanings given them in the Declaration of Trust.

                                   ARTICLE III

                                  SHAREHOLDERS

         Section 1. Meetings. Meetings of Shareholders shall be held as provided in the Declaration of Trust at such place within or outside the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of the outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

         Section 2. Notice of Meetings. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given personally or by mail to each Shareholder (except as provided in Section 5.7 in the Declaration of Trust with respect to notice given pursuant to the Commission's proxy rules under the Securities Exchange Act of 1934) at his/her address as recorded on the register of the Trust mailed at least ten (10) days, and not more than sixty (60) days, before the meeting. Notice by mail shall be deemed to be duly given when deposited in the U.S. mail to the Shareholder at the Shareholder's address as it appears on the records of the Trust with postage thereon prepaid. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or the Shareholder's attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, to participate in any dividend or other distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

         Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he/she may vote by his/her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Inspection of Records. The records of the Trust shall be opened to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         Section 6. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings ("special meetings") shall be held whenever called by the President, or by any two or more of the Trustees, at the time being in office. Notice of the time and place of each special meeting shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees calling the special meeting, and shall be (i) mailed to each Trustee at least two days before the special meeting, or (ii) telegraphed, cabled, or sent by facsimile or other communication leaving a visual record to each Trustee at his/her last known business or residential address, or personally delivered to him/her or communicated to him/her telephonically, at least one day before the special meeting. Such notice may be waived by any Trustee. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him/her before or after the special meeting, is filed with the records of the special meeting, or to any Trustee who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him/her. A notice or waiver of notice need not specify the purpose of any special meeting.

         Section 2. Form of Meetings; Written Consent. Meetings can be held in conjunction with investment companies having the same investment adviser or an affiliated investment adviser. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting shall be deemed, unless otherwise prohibited by law, to have been present in person at a place designated by the Trustees at the meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if two-thirds of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         Section 3. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting, and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be an act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                                   COMMITTEES

         Section 1. Executive and Other Committees. The Trustees, by vote of a majority thereof, may elect from their own number an Executive Committee to consist of not less than three (3) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including, but not limited to, the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust and such other powers of the Trustees as the Trustees may, from time to time, delegate to them (except those powers which by law, the Declaration of Trust or these By-laws they are prohibited from delegating). The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust. The Trustees, by vote of a majority thereof, may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon them (subject to the same limitations as with respect to the Executive Committee), the term of membership on such Committees, and the recording of any decisions thereof, to be determined by the Trustees. The Trustees may designate a chairperson of any such Committee. In the absence of such designation, the Committee may elect its own chairperson.

         Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, and (3) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting. Unless the Trustees determine otherwise, a majority of the members of any Committee shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of the Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. General Provisions; Execution of Documents. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-laws, the President, the Treasurer and the Secretary shall each hold office until his/her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The President shall hold no other office. Any officer may be, but none need be, a Trustee or Shareholder.

         Section 3. Resignation and Removal. Any Trustee or officer may resign at any time by written instrument signed by him/her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his/her resignation or removal, or any right to damages on account of such removal.

         Section 4. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he/she deems it necessary and may preside at all meetings of the Shareholders and at all meetings of the Trustees. Subject to the control of the Trustees and to the control of any Committee of the Trustees, within their respective spheres, as provided by the Trustees, he/she shall at all times exercise general supervision and direction over the affairs of the Trust. He/She shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he/she may find necessary to transact the business of the Trust, and shall have such other powers and duties as from time to time may be conferred upon or assigned to him/her by the Trustees.

         Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such duties as may be assigned to him/her from time to time by the Trustees and the President.

         Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He/She shall deliver all funds of the Trust that may come into his/her hands to such Custodian as the Trustees may employ. He/She shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he/she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the Trustees.

         Section 7. Powers and Duties of the Secretary. The Secretary shall (i) keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose, (ii) have custody of the seal of the Trust, and (iii) have charge of the Share transfer books, lists and records, unless the same are in the charge of the Transfer Agent. He/She shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law, and subject to these By-laws, he/she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Trustees.

         Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him/her by the Trustees.

         Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him/her by the Trustees.

         Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he/she is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Trust shall be established by the Trustees and the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

         Whenever any notice whatsoever is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent by facsimile or other communication leaving a visual record for the purposes of these By-laws when it has been delivered to a representative of any telegraph, cable or facsimile or other such communications company with instructions that it be telegraphed, cabled or sent by facsimile or other communication leaving a visual record.

                                    ARTICLE X

                                   AMENDMENTS

         These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted, by a majority of the Trustees; provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-laws, a vote of the Shareholders.